SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  ------------


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 17, 2004


                                IJJ CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


                  000-33515                             11-3619828
           (Commission File Number)      (I.R.S. Employer Identification Number)

8540 Ashwood Drive, Capitol Heights, Maryland             20743
   (Address of Principal Executive Offices)             (Zip Code)


                                 (301) 324-4992
              (Registrant's Telephone Number, Including Area Code)

                                 SUN & SURF INC.
          (Former Name or Former Address, if Changed Since Last Report)
                                 Not Applicable


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                   INFORMATION INCLUDED IN REPORT ON FORM 8-K


Item 5.  Other Events.
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At the Annual Meeting of  Shareholders  (the "Annual  Meeting") held on February
17, 2004, Clifford Pope, Larry L. Brooks, Larry Swinton and Robert L. Waller were elected as directors of the Company, and Schwartz Levitsky Feldman, LLP was approved as the Company's auditor for the current fiscal year. The Company's shareholders also approved the Company's 2004 Stock Option Plan.

In addition, the Company's shareholders approved of changing the Company's name to IJJ Corporation and reincorporating the Company in the state of Delaware, which actions were to be effected by the Company merging with and into IJJ Corporation, a Delaware corporation and its wholly-owned subsidiary. Immediately subsequent to the Annual Meeting on February 17, 2004, Certificates of Merger were filed with both the Secretary of State of the State of New York and the Secretary of State of the State of Delaware.

As a result of the Company's name change and reincorporation in Delaware, a new trading symbol was issued by the NASD. Shares of the Company's common stock will be traded on the OTC Bulletin Board under the symbol "IJJP," effective as of the opening of business February 26, 2004. Shares of the Company's common stock will no longer be traded on the OTC Bulletin Board under the symbol "SSRF."



































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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           IJJ CORPORATION


                                           By: /s/ Clifford Pope
                                              ----------------------------------
                                              Clifford Pope, President and Chief
Date:  February 26, 2004                      Executive Officer
































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